          As filed with the Securities and Exchange Commission on July 25, 1996
                                                       Registration No. 333-
                                                                        --------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               Tencor Instruments
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

               California                              94-2464767
     -------------------------------               -------------------
     (State or Other Jurisdiction of                (I.R.S. Employer
     Incorporation or Organization)                Identification No.)

              3333 Octavius Street, Santa Clara, California  95054
              ----------------------------------------------------
                    (Address of Principal Executive Offices)

                           1993 Equity Incentive Plan
                        1993 Employee Stock Purchase Plan
                      1993 Non-Employee Director Stock Plan
                      -------------------------------------
                            (Full Title of the Plan)

                                 Bruce R. Wright
                               Tencor Instruments
                              3333 Octavius Street
                         Santa Clara, California  95054
                     (Name and Address of Agent For Service)

                                 (408) 970-9500
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                        Copy to:  Richard A. Peers, Esq.
                         Heller Ehrman White & McAuliffe
                              525 University Avenue
                        Palo Alto, California  94301-1908
                                 (415) 324-7000

                         CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                        Proposed      Proposed
                                        Maximum        Maximum
                          Amount        Offering      Aggregate     Amount of
 Title of Securities       to be         Price        Offering    Registration
   to be Registered     Registered   per Share (1)      Price          Fee
- --------------------------------------------------------------------------------

Common Stock, no par
value                    2,050,000       $16.31      $33,435,500     $11,532

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) under the Securities Act, as amended, based on the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq National Market on July 19, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") by the registrant are incorporated by reference in this Registration Statement:

          (a) The Registrant's latest annual report (Form 10-K) filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed;

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above;

          (c) The description of the Common Stock of the Registrant contained in the Registration Statement filed under the Exchange Act registering such Common Stock under Section 12 of the Exchange Act.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          The validity of the Common Stock offered hereby will be passed upon for the Registrant by Heller, Ehrman, White & McAuliffe, Palo Alto, California. As of the date of this Registration Statement, members of Heller, Ehrman, White & McAuliffe beneficially own 3,099 shares of the Registrant's Common Stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Articles of Incorporation of the Registrant provide that the liability of the directors of the Registrant for monetary damages is to be eliminated to the fullest extent possible under California law. The Articles also authorize the Registrant to indemnify its agents (which includes officers and directors), whether by bylaw, agreement or otherwise, in excess of the indemnification expressly permitted by Section 317 of the California Corporations Code, and to advance defense expenses to its agents in connection with such matters as they are incurred.

     Section 29 of the Registrant's Bylaws provides for the indemnification of directors and officers of the Registrant to the fullest extent permissible under California law, and in excess of that which is expressly permitted by Section 317 of the California Corporations Code. The Bylaws provide that the Registrant shall indemnify its directors and officers against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred by them in connection with any proceeding, including an action by or in the right of the Registrant, by reason of the fact that such person is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, trustee, employee or agent of another entity. The Bylaws also provide that, to the fullest extent permissible under California law, expenses incurred by a director or officer seeking indemnification under the Registrant's Bylaws in defending any proceeding are to be advanced by the Registrant as they are incurred, upon receipt by the Registrant of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the Registrant for those expenses.

     Section 317 of the California Corporations Code permits a corporation to include in its charter documents and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS

  5       Opinion of Heller Ehrman White & McAuliffe

 23.1     Consent of Price Waterhouse LLP, Independent Accountants

 23.2     Consent of Coopers & Lybrand L.L.P., Independent Accountants

 23.3     Consent of Heller Ehrman White & McAuliffe
          (filed as part of Exhibit 5)

 24.1     Power of Attorney (see page II-4)

 99.1     1993 Equity Incentive Plan, as amended

 99.1     1993 Employee Stock Purchase Plan, as amended

 99.3     1993 Non-Employee Director Stock Plan, as amended


ITEM 9.   UNDERTAKINGS

     A.   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 25th day of July, 1996.


                                   TENCOR INSTRUMENTS



                                      By:  /s/ Bruce R. Wright
                                        ----------------------------------
                                      Bruce R. Wright
                                      Senior Vice President, Finance and
                                      Administration, and Chief Financial
                                      Officer



                      POWER OF ATTORNEY TO SIGN AMENDMENTS

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Jon D. Tompkins and Bruce R. Wright, or either of them, with full power of substitution, such person's true and lawful attorneys-in-fact and agents for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


/s/ Jon D. Tompkins
- --------------------------        President, Chief             July 25, 1996
Jon D. Tompkins                   Executive Officer and
                                  Director (Principal
                                  Executive Officer)

/s/ Bruce R. Wright
- --------------------------        Senior Vice                  July 25, 1996
Bruce R. Wright                   President, Finance
                                  and Administration,
                                  and Chief Financial
                                  Officer (Principal
                                  Financial Officer)

/s/ Frederick A. Ball
- --------------------------        Vice President,             July 25,  1996
Frederick A. Ball                 Corporate Controller
                                  and Secretary
                                  (Principal Accounting
                                  Officer)

/s/ Richard J. Elkus, Jr.
- --------------------------        Vice Chairman of the         July 25, 1996
Richard J. Elkus, Jr.             Board and Executive
                                  Vice President


- --------------------------        Director                     July __, 1996
James W. Bagley


/s/ Dean O. Morton
- --------------------------        Director                     July 25, 1996
Dean O. Morton


/s/ Calvin F. Quate
- --------------------------        Director                     July 25, 1996
Calvin F. Quate


- --------------------------        Director                     July __, 1996
Lida Urbanek


- --------------------------        Director                     July __, 1996
Renn Zaphiropoulos

                                INDEX TO EXHIBITS


                                                                    Sequentially
Item No.            Description of Item                            Numbered Page
- --------            -------------------                            -------------


  5       Opinion of Heller Ehrman White & McAuliffe . . . . . . . . . .

 23.1     Consent of Price Waterhouse LLP, Independent Accountants . . .

 23.2     Consent of Coopers & Lybrand L.L.P., Independent Accountants .

 23.3     Consent of Heller Ehrman White & McAuliffe
           (filed as part of Exhibit 5)  . . . . . . . . . . . . . . . .

 24.1     Power of Attorney (see page II-4)  . . . . . . . . . . . . . .

 99.1     1993 Equity Incentive Plan, as amended . . . . . . . . . . . .

 99.2     1993 Employee Stock Purchase Plan, as amended. . . . . . . . .

 99.3     1993 Non-Employee Director Stock Plan, as amended. . . . . . .